                          INFOSYS TECHNOLOGIES LIMITED
              Report for the third quarter ended December 31, 2001





                                 [INFOSYS LOGO]

At a glance - Indian GAAP

-----------------------------------------------------------------------------------------------------------
                                                                       Rs. in crores, except per share data
-----------------------------------------------------------------------------------------------------------
                                                        Quarter ended        Nine months ended   Year ended
                                                         December 31,           December 31,      March 31,
                                                       2001     2000         2001         2000         2001
-----------------------------------------------------------------------------------------------------------
For the period
Total revenue                                       660.81    537.07     1,923.46     1,338.69     1,900.57
Export revenue                                      648.35    529.24     1,882.93     1,321.56     1,874.03
Operating profit (PBIDT)                            267.45    217.46       766.88       531.52       764.84
Profit after tax (PAT) from
  ordinary activities                               206.04    166.33       597.63       441.64       623.32
PBIDT as a percentage of total revenue               40.47%    40.49%       39.87%       39.70%       40.24%
PAT from ordinary activities as a
  percentage of total revenue                        31.18%    30.97%       31.07%       32.99%       32.80%
Earnings per share from ordinary activities(*)
  (par value of Rs. 5 each, fully paid)
  Basic                                              31.14     25.14        90.33        66.76        94.23
  Diluted                                            31.02     24.86        89.86        65.97        93.93
Dividend per share                                      NA        NA         7.50         2.50        10.00
Dividend amount(**)                                     NA        NA        49.62        16.54        66.16
Capital investment                                   53.05    125.16       284.56       325.01       463.35

At the end of the period
Total Assets                                                             1,949.93     1,261.09     1,389.64
Fixed assets - net                                                         725.28       457.23       557.66
Cash and cash equivalents                                                  866.35       517.75       577.74
Working capital                                                          1,157.87       767.54       797.86
Total debt                                                                     --           --           --
Net worth                                                                1,949.93     1,261.09     1,389.64
Equity                                                                      33.08        33.08        33.08
Market capitalization                                                   26,871.66    37,667.93    26,926.35
-----------------------------------------------------------------------------------------------------------

Note:

Market capitalization is calculated by considering the price at the National Stock Exchange on the shares outstanding at the period / year end.

(*) EPS figures have been calculated for the period and have not been annualized.

(**) Excluding dividend tax.


                                  Total Revenue
                                (in Rs. Crores)

Year ended March 31, 2001                     1,900.57
Quarter ended December 31, 2000                 537.07
Quarter ended December 31, 2001                 660.81


                                     Exports
                                 (in Rs. Crores)

Year ended March 31, 2001                     1,874.03
Quarter ended December 31, 2000                 529.24
Quarter ended December 31, 2001                 648.35


                                 Net Profit from
                              Ordinary Activities
                                 (in Rs. Crores)

Year ended March 31, 2001                       623.32
Quarter ended December 31, 2000                 166.33
Quarter ended December 31, 2001                 206.04


Letter to the shareholders
--------------------------------------------------------------------------------

Dear shareholders,

We are delighted to report on yet another comfortable quarter despite challenging conditions. This quarter was one of the most challenging, both for Infosys and the Indian software industry. According to Indian GAAP, revenues grew by 23.0% over Q3 FY2001 while net profits from ordinary activities witnessed an increase of 23.9%. In fact, we achieved record free cash flows of Rs. 151.5 crore during this quarter. Gross addition in employees stood at 219 for the quarter, including 151 lateral hires - net employee addition for the quarter stood at 109.

Software spending continued to weaken globally and the events of September 11 created a lot of uncertainty in the external environment. Short-term uncertainties continue to remain. Software revenues in US dollar terms grew by 0.2% for the quarter as compared to the previous quarter ended September 30, 2001. Revenue growth comprised volume growth of 3.4% offset by a price decline of 3.2%, as compared to the previous quarter. Thus, though we experienced growth in volumes, our quarterly revenue growth was impacted due to continuing pricing pressures.

We expanded our customer base by adding more mainstream customers. Though the revenue ramp-up from new clients is slow, we believe that the new client addition would be an important asset for Infosys in the future.

We added 33 new clients this quarter as compared to 28 in the previous quarter. Significant wins included SunAmerica Inc., a leading financial services company and part of the American International Group; Aizawa Koatsu Concrete KK, Japan's largest concrete manufacturer; Texas Instruments, the world leader in real-time technologies; Spatial Wireless, a US major that builds switching network elements for packet based wireless networks; Target Corporation, America's fourth largest general merchandise retailer; Cosmos Cooperative Bank, one of India's oldest banks; and ABN Amro - India, one of the leading foreign banks in India.

Infosys increased its presence in the government sector with another engagement with the National Health Service (NHS), UK. In fact, Infosys is the only Indian company to figure in the UK government's single-window Services Catalogue (S-Cat).

There will be significant changes in the senior management setup effective March 31, 2002. The Board of Directors appointed Nandan M. Nilekani as the Chief Executive Officer, President and Managing Director, and S. Gopalakrishnan as the Chief Operating Officer and Deputy Managing Director, effective March 31, 2002. N.R. Narayana Murthy continues to be the Chairman and his designation will be Chairman and Chief Mentor, effective March 31, 2002.

Mr. Ramesh Vangal retired as a director of the company on October 24, 2001. We place on record our deep appreciation of the yeoman service rendered by Mr. Ramesh Vangal during his tenure on the Board.

The Board of Directors co-opted Mr. Claude Smadja, Principal Advisor, World Economic Forum, as an Additional Director of the company with effect from October 25, 2001. Mr. Claude Smadja's appointment as director requires the approval of the members at the ensuing Annual General Meeting.

As in the past, Infoscions continue to work hard and remain highly motivated. On your behalf, we thank our fellow Infoscions for contributing to yet another successful quarter through their unstinting commitment and dedication.

                            Nandan M. Nilekani              N.R. Narayana Murthy
Bangalore               Managing Director, President                Chairman and
January 10, 2002         and Chief Operating Officer     Chief Executive Officer

Auditors' report to the members of Infosys Technologies Limited
--------------------------------------------------------------------------------

We have audited the attached Balance Sheet of Infosys Technologies Limited (the Company) as at December 31, 2001 and the Profit and Loss Accounts of the Company for the quarter and nine month periods ended on that date, annexed thereto, and report that:

1 As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227(4A) of the Companies Act, 1956, we enclose in the Annexure a statement on the matters specified in paragraphs 4 and 5 of the said Order.

2  Further to our comments in the Annexure referred to in paragraph 1 above:

   (a) we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;

   (b) in our opinion, proper books of account as required by law have been kept by the Company so far as appears from our examination of these books;

   (c) the Balance Sheet and Profit and Loss Accounts dealt with by this report are in agreement with the books of account;

   (d) in our opinion, the Balance Sheet and Profit and Loss Accounts dealt with by this report are prepared in compliance with the accounting standards referred to in Section 211(3C) of the Companies Act, 1956, to the extent applicable;

   (e) in our opinion, and to the best of our information and according to the explanations given to us, the said accounts give the information required by the Companies Act, 1956, in the manner so required and give a true and fair view:

       (i) in the case of the Balance Sheet, of the state of affairs of the Company as at December 31, 2001; and

       (ii) in the case of the Profit and Loss Accounts, of the profits for the quarter and nine month periods ended on that date.

                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants

Bangalore                                                     S Balasubrahmanyam
January 10, 2002                                                         Partner

Balance sheet as at
-------------------------------------------------------------------------------

                                                                                                 in Rs.
------------------------------------------------------------------------------------------------------
                                             December 31, 2001   December 31, 2000      March 31, 2001
------------------------------------------------------------------------------------------------------
SOURCES OF FUNDS

SHAREHOLDERS' FUNDS
Share capital                                     33,08,47,735        33,07,64,335        33,07,92,085
Reserves and surplus                            1916,84,14,713      1228,01,09,686      1356,55,99,903
------------------------------------------------------------------------------------------------------
                                                1949,92,62,448      1261,08,74,021      1389,63,91,988
======================================================================================================
APPLICATION OF FUNDS

FIXED ASSETS
Original cost                                    849,44,50,085       504,18,02,852       631,14,44,025
Less: Depreciation                               350,60,89,223       207,06,98,673       244,13,15,982
------------------------------------------------------------------------------------------------------
Net book value                                   498,83,60,862       297,11,04,179       387,01,28,043
Add: Capital work-in-progress                    226,44,82,864       160,11,55,758       170,65,04,250
------------------------------------------------------------------------------------------------------
                                                 725,28,43,726       457,22,59,937       557,66,32,293
INVESTMENTS                                       44,44,22,821        36,32,53,429        34,11,54,821

DEFERRED TAX ASSETS                               22,33,00,000                  --                  --

CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                   310,53,09,864       303,96,24,611       302,37,02,417
Cash and bank balances                           609,55,24,216       365,07,68,672       385,06,10,285
Loans and advances                               634,58,66,530       355,39,12,507       430,27,93,623
------------------------------------------------------------------------------------------------------
                                                1554,67,00,610      1024,43,05,790      1117,71,06,325
Less: Current liabilities                        163,55,77,178       148,35,86,795       134,91,81,176
      Provisions                                 233,24,27,531       108,53,58,340       184,93,20,275
------------------------------------------------------------------------------------------------------
NET CURRENT ASSETS                              1157,86,95,901       767,53,60,655       797,86,04,874
------------------------------------------------------------------------------------------------------
                                                1949,92,62,448      1261,08,74,021      1389,63,91,988
======================================================================================================
SIGNIFICANT EXTRACTS FROM THE
ACCOUNTING POLICIES AND NOTES ON ACCOUNTS                    1
------------------------------------------------------------------------------------------------------

The schedules referred to above and the notes thereon form an integral part of the Balance Sheet

This is the Balance Sheet referred to in our report of even date for Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N.R. Narayana Murthy     Nandan M. Nilekani   Deepak M. Satwalekar  Marti G. Subrahmanyan  Jitendra Vir Singh
Partner               Chairman and             Managing Director,   Director              Director               Director
                      Chief Executive Officer  President and Chief
                                               Operating Officer

                      Omkar Goswami            Larry Pressler       Rama Bijapurkar       Claude Smadja          S. Gopalakrishnan
                      Director                 Director             Director              Director               Deputy Managing
                                                                                                                 Director

                      K. Dinesh                S.D. Shibulal        T.V.  Mohandas Pai    Phaneesh Murthy        Srinath Batni
                      Director                 Director             Director and          Director               Director
                                                                    Chief Financial
                                                                    Officer
                      V. Balakrishnan
Bangalore             Company Secretary and
January 10, 2002      Vice President - Finance


Profit and loss account for the
--------------------------------------------------------------------------------

                                                                                                                            in Rs.
----------------------------------------------------------------------------------------------------------------------------------
                                                         Quarter ended                   Nine months ended              Year ended
                                                          December 31,                     December 31,                  March 31,
                                                         2001             2000              2001             2000             2001
----------------------------------------------------------------------------------------------------------------------------------
INCOME
Software development services and products
   Overseas                                      648,35,15,437   529,24,01,389    1882,92,66,922   1321,55,65,725   1874,02,66,421
   Domestic                                       12,45,42,488     7,82,82,900      40,53,05,387     17,13,76,490     26,53,92,386
----------------------------------------------------------------------------------------------------------------------------------
                                                 660,80,57,925   537,06,84,289    1923,45,72,309   1338,69,42,215   1900,56,58,807
SOFTWARE DEVELOPMENT EXPENSES                    309,50,06,743   250,14,38,519     902,01,39,078    625,56,50,627    870,83,23,900
----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                     351,30,51,182   286,92,45,770    1021,44,33,231    713,12,91,588   1029,73,34,907
   SELLING AND MARKETING EXPENSES                 32,85,36,972    21,55,13,629      93,96,28,938     62,09,20,141     92,06,78,511
   GENERAL AND ADMINISTRATION EXPENSES            51,00,42,542    47,91,63,936     160,60,31,362    119,52,17,799    172,82,35,210
----------------------------------------------------------------------------------------------------------------------------------
                                                  83,85,79,514    69,46,77,565     254,56,60,300    181,61,37,940    264,89,13,721
OPERATING PROFIT (PBIDT)                         267,44,71,668   217,45,68,205     766,87,72,931    531,51,53,648    764,84,21,186
Interest                                                    --              --                --               --               --
Depreciation                                      41,33,27,825    33,01,92,680     115,82,69,242     74,99,31,944    112,89,45,152
----------------------------------------------------------------------------------------------------------------------------------
OPERATING PROFIT AFTER
DEPRECIATION AND INTEREST                        226,11,43,843   184,43,75,525     651,05,03,689    456,52,21,704    651,94,76,034
Other income                                      14,92,53,753    14,47,31,965      43,07,77,367     49,16,27,114     59,37,14,915
Provision for investment                                    --    13,08,00,000                --     13,08,00,000     15,28,98,608
----------------------------------------------------------------------------------------------------------------------------------
PROFIT BEFORE TAX AND EXTRAORDINARY ITEM         241,03,97,596   185,83,07,490     694,12,81,056    492,60,48,818    696,02,92,341
Provision for taxation                            35,00,00,000    19,50,00,000      96,50,00,000     50,96,00,000     72,71,00,000
----------------------------------------------------------------------------------------------------------------------------------
PROFIT AFTER TAX BEFORE EXTRAORDINARY ITEM       206,03,97,596   166,33,07,490     597,62,81,056    441,64,48,818    623,31,92,341
Extraordinary item
   Transfer of intellectual property rights
   (net of tax)                                            --               --                --      5,49,44,000      5,49,44,000
----------------------------------------------------------------------------------------------------------------------------------
NET PROFIT AFTER TAX AND EXTRAORDINARY ITEM      206,03,97,596   166,33,07,490     597,62,81,056    447,13,92,818    628,81,36,341
----------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR APPROPRIATION               206,03,97,596   166,33,07,490     597,62,81,056    447,13,92,818    628,81,36,341
----------------------------------------------------------------------------------------------------------------------------------
DIVIDEND
   Interim                                                  --              --      49,62,05,378     16,53,78,418     16,53,78,418
   Final                                                    --              --                --               --     49,61,85,878
   Dividend Tax                                             --              --       5,06,12,949      3,63,83,252      8,69,94,211
Amount transferred - general reserve                        --              --                --               --    553,95,77,834
Balance in Profit and Loss Account               206,03,97,596   166,33,07,490     542,94,62,729    426,96,31,148               --
----------------------------------------------------------------------------------------------------------------------------------
                                                 206,03,97,596   166,33,07,490     597,62,81,056    447,13,92,818    628,81,36,341
==================================================================================================================================
EARNINGS PER SHARE
(equity shares, par value Rs. 5 each)
   Basic                                                 31.14           25.14             90.33            67.59            95.06
   Diluted                                               31.02           24.86             89.86            66.79            94.76
Number of shares used in computing
    earnings per share
   Basic                                           6,61,64,388     6,61,51,724       6,61,61,389      6,61,51,377      6,61,52,131
   Diluted                                         6,64,27,919     6,68,95,876       6,65,03,734      6,69,44,332      6,63,58,311
==================================================================================================================================
SIGNIFICANT EXTRACTS FROM THE
ACCOUNTING POLICIES AND NOTES ON ACCOUNTS                    1
----------------------------------------------------------------------------------------------------------------------------------


The schedules referred to above and the notes form an integral part of the Profit and Loss Account

This is the Profit and Loss Account referred to in our report of even date

For Bharat S Raut & Co.
Chartered Accountants

S. Balasubrahmanyam   N.R. Narayana Murthy     Nandan M. Nilekani   Deepak M. Satwalekar  Marti G. Subrahmanyan  Jitendra Vir Singh
Partner               Chairman and             Managing Director,   Director              Director               Director
                      Chief Executive Officer  President and Chief
                                               Operating Officer

                      Omkar Goswami            Larry Pressler       Rama Bijapurkar       Claude Smadja          S. Gopalakrishnan
                      Director                 Director             Director              Director               Deputy Managing
                                                                                                                 Director

                      K. Dinesh                S.D. Shibulal        T.V.  Mohandas Pai    Phaneesh Murthy        Srinath Batni
                      Director                 Director             Director and          Director               Director
                                                                    Chief Financial
                                                                    Officer
                      V. Balakrishnan
Bangalore             Company Secretary and
January 10, 2002      Vice President - Finance


Profit and loss account for the
--------------------------------------------------------------------------------

                                                                                                                     in Rs.
---------------------------------------------------------------------------------------------------------------------------
                                                      Quarter ended                Nine months ended           Year ended
                                                       December 31,                   December 31,              March 31,
                                                   2001            2000            2001            2000           2001
---------------------------------------------------------------------------------------------------------------------------
SOFTWARE DEVELOPMENT EXPENSES
Salaries and bonus including
  overseas staff expenses                     252,82,99,726   170,68,74,953   719,81,36,772   427,83,37,885   605,50,65,446
Staff welfare                                   1,41,59,828     2,11,76,119     4,86,33,476     5,07,24,010     7,62,88,618
Contribution to provident and other funds       6,51,09,403     8,29,87,484    18,99,76,999    23,82,75,466    30,99,68,667
Foreign travel expenses                        26,05,22,981    39,58,91,842    82,51,94,124    99,90,03,648   133,66,21,566
Consumables                                     1,15,55,687     2,11,69,196     2,23,05,800     4,06,76,271     5,86,87,245
Cost of software packages for
  own use                                       8,99,27,090     8,10,39,921    26,05,35,499    27,89,89,511    31,83,50,293
  service delivery to clients                   1,52,51,994     2,45,17,799     7,57,07,441     3,78,29,076     5,70,13,753
Provision for post-sales client support           (4,02,052)    1,06,07,014     1,01,06,810     1,86,55,572     1,83,20,669
Computer maintenance                            2,01,46,659     1,97,46,312     4,91,77,197     4,66,83,745     7,13,47,686
Communication expenses                          7,87,44,937    11,02,30,345    28,60,56,536    20,94,22,226    31,47,34,348
Consultancy charges                             1,16,90,490     2,71,97,534     5,43,08,424     5,70,53,217     9,19,25,609
---------------------------------------------------------------------------------------------------------------------------
                                              309,50,06,743   250,14,38,519   902,01,39,078   625,56,50,627   870,83,23,900
===========================================================================================================================
SELLING AND MARKETING EXPENSES
Salaries and bonus including
overseas staff expenses                        14,65,40,566    10,65,60,519    45,16,64,388    31,63,24,458    44,24,50,822
Staff welfare                                      5,48,116        6,97,772       22,31,928       35,61,746       83,17,692
Contribution to provident and other funds          5,09,250        5,66,033       12,23,732       18,62,117       23,63,480
Foreign travel expenses                         5,17,84,315     3,15,48,049    12,66,77,182     7,45,22,498    10,71,57,557
Consumables                                          23,592              --        1,26,549              --              --
Cost of software packages for own use              2,10,904          92,859        9,63,306        1,28,095        2,31,458
Computer maintenance                                  5,219        2,56,956          17,126        4,30,811        5,94,392
Communication expenses                            17,09,332         (87,211)      26,05,031        2,04,296        5,21,638
Traveling and conveyance                          50,58,533       52,88,507     2,87,88,012     1,46,02,177     2,34,94,934
Rent                                              76,96,846       86,81,745     3,39,50,783     1,96,45,951     2,46,88,860
Telephone charges                                 83,90,111       50,45,821     2,35,92,648     1,32,68,834     2,34,14,698
Professional charges                            1,98,21,529       17,58,184     4,09,27,527     1,36,06,831     4,78,37,412
Printing and stationery                           43,48,515       24,90,297     1,17,63,538       42,39,176       95,70,534
Advertisements                                     9,93,407        1,57,531       13,21,911       45,38,131       72,82,105
Brand building                                  2,52,95,458     2,47,18,294    10,19,45,833     7,48,95,563    10,52,01,392
Office maintenance                                 7,51,575       13,51,520       20,37,160       54,67,665       77,28,128
Repairs to plant and machinery                           --              --        1,09,365       17,41,984       17,41,984
Power and fuel                                     1,43,019        1,68,144        4,94,284        5,59,440        7,53,535
Insurance charges                                        --       77,87,617              --     1,46,60,788     2,33,32,600
Rates and taxes                                      17,757       (7,64,193)      23,43,176       42,66,323       84,89,250
Bank charges and commission                          34,448        2,95,130        1,86,776        3,78,077        5,15,576
Commission charges                              4,11,71,575       33,82,901     6,12,55,217     1,24,08,622     1,79,03,784
Marketing expenses                              1,19,11,154       98,00,148     3,84,01,106     3,26,51,683     4,26,87,545
Sales promotion expenses                          15,29,172       48,36,888       36,94,182       54,48,790       70,16,656
Other miscellaneous expenses                         42,579        8,80,118       33,08,178       15,06,085       73,82,479
---------------------------------------------------------------------------------------------------------------------------
                                               32,85,36,972    21,55,13,629    93,96,28,938    62,09,20,141    92,06,78,511
===========================================================================================================================

Profit and loss account for the
-------------------------------------------------------------------------------

                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
                                                          Quarter ended                      Nine months ended           Year ended
                                                          December 31,                         December 31,               March 31,
                                                            2001             2000             2001            2000             2001
-----------------------------------------------------------------------------------------------------------------------------------
GENERAL AND ADMINISTRATION EXPENSES
Salaries and bonus including
  overseas staff expenses                           11,39,83,238      7,29,07,688     34,20,64,878    19,18,62,199    26,11,29,018
Contribution to provident and other funds              79,81,605        46,51,373      2,46,73,379     1,74,18,902     2,22,44,161
Foreign travel expenses                                99,46,042      1,28,17,160      3,50,31,506     2,78,84,384     2,84,32,532
Traveling and conveyance                             4,08,51,386      4,50,45,108     11,53,19,126    11,27,70,902    16,05,69,888
Rent                                                 5,34,37,142      3,61,59,328     14,75,06,043     9,47,32,159    14,47,93,848
Telephone charges                                    2,27,88,253      3,18,45,485      9,04,29,008     8,87,12,235    11,68,45,665
Professional charges                                 3,61,07,753      4,87,55,207     10,09,05,743    10,11,14,310    15,61,83,973
Printing and stationery                                70,58,667        90,22,861      4,12,67,527     4,33,98,279     5,29,83,672
Advertisements                                         62,22,692      1,35,61,421      2,03,65,901     3,80,56,360     5,57,95,726
Office maintenance                                   3,68,48,576      2,79,61,217     10,26,14,363     8,05,66,826    12,07,04,514
Repairs to building                                  1,28,65,632      1,11,35,584      5,06,90,746     2,52,18,521     3,95,22,458
Repairs to plant and machinery                         58,18,703        82,15,361      1,84,06,206     1,38,57,318     2,09,12,187
Power and fuel                                       4,68,37,943      3,33,45,119     14,04,39,140     7,87,79,829    11,70,91,723
Insurance charges                                    1,46,54,203        29,33,537      3,96,82,943       86,26,557     2,84,22,698
Rates and taxes                                      1,40,36,232        15,06,903      3,09,57,149       63,19,386       97,28,274
Donations                                              84,22,889      1,49,59,500      4,82,72,214     4,77,68,563     7,21,92,883
Auditor's remuneration
  audit fees                                            5,37,500         4,45,500        16,12,500       13,38,750       17,85,000
  certification charges                                       --               --               --              --        2,00,000
  out-of-pocket expenses                                  50,000           50,000         1,50,000        1,50,000        2,00,000
Bad loans and advances written off                            --           11,891              --           11,891           4,141
Bad debts written off                                         --               --              --        27,70,254       27,70,254
Provision for bad and doubtful debts                 2,76,84,253      7,26,85,587     13,23,69,927    12,18,80,048    19,27,45,549
Provision for doubtful loans and advances                     --               --         5,71,148          (1,412)       7,10,404
Bank charges and commission                             4,24,953        30,30,814        16,05,124       38,72,210       54,23,907
Commission to non-whole time directors                 24,00,000        15,00,000        72,00,000       45,00,000       59,22,049
Postage and courier                                    76,52,114        56,07,009      2,70,16,826     1,52,13,860     2,27,86,459
Books and periodicals                                  28,51,343        32,48,425        87,09,452     1,21,62,970     1,69,10,978
Research grants                                        25,00,000        25,00,000        75,00,000       75,00,000     1,00,00,000
Freight charges                                        17,22,183        21,33,762        38,37,545       43,63,988       55,72,484
Professional membership and
  seminar participation fees                           68,26,016        61,63,223      1,58,56,018     1,52,15,381     2,17,10,613
Transaction processing fee and filing fees           1,72,72,533        29,68,134      4,01,64,910       59,32,979     1,52,76,339
Other miscellaneous expenses                           22,60,691        39,96,739      1,08,12,040     2,32,20,150     1,86,63,813
-----------------------------------------------------------------------------------------------------------------------------------
                                                    51,00,42,542     47,91,63,936    160,60,31,362   119,52,17,799   172,82,35,210
==================================================================================================================================
OTHER INCOME
Interest received on deposits with
  banks and others                                  12,36,22,062    10,82,08,984      35,95,66,627    28,02,26,173    38,46,83,890
(Tax deducted at source
Rs. 2,16,26,269;
Rs. 1,43,43,030; Rs. 5,95,40,347;
Rs. 2,54,72,210 and Rs. 4,30,12,428
respectively)
Exchange differences                                 2,07,05,674      3,44,48,919      5,89,34,278    20,54,46,320    20,17,12,483
Miscellaneous income                                   49,26,017        20,74,062      1,22,76,462       59,54,621       73,18,542
----------------------------------------------------------------------------------------------------------------------------------
                                                    14,92,53,753     14,47,31,965     43,07,77,367    49,16,27,114    59,37,14,915
==================================================================================================================================
PROVISION FOR TAXATION
Current year
  Income taxes                                      38,69,00,000      19,50,00000    103,30,00,000    49,56,00,000    71,31,00,000
  Deferred taxes                                    (3,69,00,000)              --     (6,80,00,000)            --               --
----------------------------------------------------------------------------------------------------------------------------------
                                                    35,00,00,000     19,50,00,000     96,50,00,000    49,56,00,000    71,31,00,000
  Prior years                                                 --               --               --     1,40,00,000     1,40,00,000
----------------------------------------------------------------------------------------------------------------------------------
                                                    35,00,00,000     19,50,00,000     96,50,00,000    50,96,00,000    72,71,00,000
==================================================================================================================================


1.  Extracts of significant accounting policies and notes on accounts
--------------------------------------------------------------------------------


Company overview

Infosys Technologies Limited ("Infosys" or the "company"), a world leader in consulting and information technology ("IT") services partners with Global 2000 companies to provide business consulting, systems integration, application development and product engineering services. Through these services, Infosys enables its clients to fully exploit technology for business transformation. Clients leverage Infosys' Global Delivery Model to achieve higher quality, improved time-to-market and cost-effective solutions.

1.1  Significant accounting policies

      Basis of preparation of financial statements

      The financial statements are prepared under the historical cost convention, in accordance with Indian Generally Accepted Accounting Principles ("GAAP") on the accrual basis. GAAP comprises mandatory accounting standards issued by the Institute of Chartered Accountants of India ("ICAI") and the provisions of the Companies Act, 1956. These accounting policies have been consistently applied, except for certain recently issued accounting standards made mandatory by the ICAI effective the current fiscal year and adopted by the company, as described below. All amounts are stated in Indian Rupees, except as otherwise specified.

      The ICAI issued accounting standards on segment reporting, related party disclosures, leases, earnings per share and accounting for taxes on income that became mandatory effective accounting periods commencing on or after April 1, 2001. The company adopted the accounting standards on segment reporting, related party disclosures and earnings per share from the year ended March 31, 2001. The standards on accounting for leases and income taxes are adopted effective from April 1, 2001.

      The accounting standard on consolidated financial statements became effective from April 1, 2001. Although Yantra Corporation, USA, is a subsidiary of Infosys as per the Companies Act, 1956, the financial statements have not been consolidated since the company does not have control as envisaged by the accounting standard on consolidated financial statements. The company does not have any investments in associates and accordingly the related accounting standard, mandatory effective April 1, 2002, does not affect these financial statements.

      The preparation of the financial statements in conformity with GAAP requires that the management of the company ("Management") make estimates and assumptions that affect the reported amounts of income and expenses of the period, reported balances of assets and liabilities and disclosures relating to contingent assets and liabilities as of the date of the financial statements. Examples of such estimates include expected development costs to complete software contracts, provisions for doubtful debts, future obligations under employee retirement benefit plans and the useful lives of fixed assets. Actual results could differ from those estimates.

      Management's statement on significant accounting policies contained in the audited financial statements

      There are no changes in the accounting policies during the quarter or the nine months ended December 31, 2001. The significant accounting policies of the company relate to revenue recognition, expenditure, fixed assets and capital work-in-progress, depreciation, retirement benefits to employees -- principally gratuity, superannuation and provident fund benefits, research and development, income tax, earning per share, foreign currency transactions and investments.

1.2   Notes on accounts

      The previous period's/year's figures have been regrouped/reclassified, wherever necessary, to conform to the current period's presentation. The company is engaged in the development and maintenance of computer software. The production and sale of such software cannot be expressed in any generic unit. Hence, it is not possible to give the quantitative details of sales and certain information as required under paragraphs 3, 4C and 4D of part II of Schedule VI to the Companies Act, 1956.

      1.2.1 Deferred income taxes

      Consequent to the standard on accounting for taxes on income becoming mandatory effective April 1, 2001, the company recorded the cumulative net deferred tax credit of Rs 15,53,00,000 until April 1, 2001, as an addition to the general reserves. The deferred tax credit of Rs 3,69,00,000 for the quarter and Rs 6,80,00,000 for the nine months ended December 31, 2001 are included in the provision for taxation for the respective periods.

      1.2.2 Investments

      There were no investments during the quarter ended December 31, 2001. During the nine months ended December 31, 2001, the company invested Rs
      10.33 crore in Workadia, Inc., USA ("Workadia") purchasing 22,00,000 fully paid Series "B" convertible preferred stock, par value of US$0.0002, at US$1.00 each. Workadia provides companies with comprehensive, customizable business intranets through browser accessed hosted portals and also offer consulting services to help customers select and deploy their intranet applications, content and services.

      An amount of Rs 15,28,98,608 was provided for the investments in Alpha Thinx and EC Cubed, Inc., USA, in the latter half of the year ended March 31, 2001, when the investee companies filed for liquidation.

      1.2.3 Fixed assets

      Depreciation charge to the profit and loss account relating to assets costing less than Rs. 5,000/- each in Rs.
      -----------------------------------------------------------------------------------------------------------------------
                                                         Quarter ended               Nine months ended             Year ended
                                                           December 31,                 December 31,                March 31,
                                                         2001             2000            2001           2000            2001
      -----------------------------------------------------------------------------------------------------------------------
      Charged during the period/year               5,18,17,535    11,81,34,465    12,41,67,610   21,85,52,260    34,99,43,502
      -----------------------------------------------------------------------------------------------------------------------
      Profit/loss on disposal of fixed assets
      -----------------------------------------------------------------------------------------------------------------------
      Profit on sale of fixed assets                  3,79,810        8,47,021       60,79,913       9,92,437       11,22,939
      Loss on sale of fixed assets                   (4,66,055)         (5,804)     (59,63,396)     (2,05,049)      (2,05,049)
      -----------------------------------------------------------------------------------------------------------------------
      Profit/(loss) on sale of fixed assets, net       (86,245)       8,41,217        1,16,517       7,87,388        9,17,890
      =======================================================================================================================


      1.2.4 Capital commitments and contingent liabilities

      a. The company has outstanding guarantees and counter guarantees of Rs. 16,03,50,000 as at December 31, 2001, to various banks, in respect of the guarantees given by the banks in favor of various government authorities. The guarantees outstanding as at December 31, 2000 were Rs. 5,24,55,000 and as at March 31, 2001 were Rs. 6,83,05,000.

      b. Claims against the company, not acknowledged as debts, amounted to Rs. 3,22,39,754 as at December 31, 2001. The claims as at December 31, 2000 amounted to Rs. 8,75,532, which was also the amount as at March 31, 2001.

      c. Outstanding forward contracts amounted to US$20,000,000 (approximately Rs 96,28,00,000 at nine months end exchange rates) at December 31, 2001. Such contracts as at December 31, 2000 were Rs. Nil and as at March 31, 2001 were US$20,000,000 (approximately Rs. 93,12,00,000 at year end exchange rates).

      d. The estimated amount of contracts remaining to be executed on capital account, and not provided for (net of advances) is Rs. 65,36,61,038 as at December 31, 2001. The amount of such contracts as at December 31, 2000 was Rs. 122,65,64,426 and as at March 31, 2001 was Rs.
         158,25,35,171.

      Obligations on long-term non-cancelable operating leases

      The maximum obligations on long-term non-cancelable operating leases payable as per the rentals stated in the respective agreements are as follows:


                                                                                                in Rs.
      ------------------------------------------------------------------------------------------------
                                                                  Nine months ended         Year ended
                                                                    December 31,             March 31,
                                                                   2001           2000            2001
      ------------------------------------------------------------------------------------------------
      Within one year of the balance sheet date            16,64,51,897   10,30,31,617     7,30,43,980
      Due in a period between one year and five years      49,90,79,126   36,65,92,325    27,71,79,409
      Due after five years                                  7,67,98,705    4,92,41,188    14,40,05,657
      ------------------------------------------------------------------------------------------------
                                                           74,23,29,728   51,88,65,130    49,42,29,046
      ================================================================================================

      The operating lease arrangements extend for a maximum of ten years from their respective dates of inception and relate to rented overseas premises.

      1.2.5 Balance of unutilized money raised by issue of American Depositary Shares ("ADSs")

      During the year ended March 31, 1999, Infosys made an Initial Public Offering of ADS, of US$70,380,000, equivalent to Rs. 296,86,00,000. The issue proceeds net of expenses of Rs. 19,68,00,000 are entirely utilized by December 31, 2000.

      1.2.6 Stock option plans

      The company currently has three stock option plans. These are summarized below.

      1994 Stock Option Plan ("the 1994 Plan")

      As of December 31, 2001 options to acquire 3,11,000 shares were outstanding with the Employee Welfare Trust and options to acquire 3,23,000 shares are outstanding with the employees under the 1994 Plan. These options were granted at an exercise price of Rs 50/- (post split) per option. Additionally, 13,05,400 shares earlier issued are subject to lock-in. No options were issued under this plan during the period.

      1998 Stock Option Plan ("the 1998 Plan")

      The 1998 Plan provides for the grant of stock options to employees. The 1998 Plan was approved by the board of directors in December 1997 and by the shareholders in January 1998. The Government of India approved 29,40,000

      ADSs representing 14,70,000 equity shares for issue under the Plan. The options may be issued at an exercise price that is not less than 90% of the fair market value of the underlying equity share on the date of the grant. The 1998 Plan automatically expires in January 2008, unless terminated earlier. All options under the 1998 Plan are exercisable for ADSs representing equity shares. A compensation committee comprising independent members of the board of directors administers the 1998 Plan.

      ---------------------------------------------------------------------------------------------------------------------
                                                              Quarter ended             Nine months ended        Year ended
      Number of options granted,                               December 31,                December 31,           March 31,
      exercised and forfeited                                 2001          2000           2001          2000          2001
      ---------------------------------------------------------------------------------------------------------------------
      Options granted, beginning of period/year          21,09,816      8,71,466      15,65,506      6,89,500      6,89,500
      Granted during the period/year                      2,28,150        80,800       8,30,850      3,12,800      9,64,840
      Exercised during the period/year                     (17,000)       (1,400)       (22,200)       (2,734)      (12,434)
      Forfeited during the period/year                     (44,580)       (6,200)       (97,770)      (54,900)      (76,400)
      ----------------------------------------------------------------------------------------------------------------------
      Options granted, end of period/year                22,76,386      9,44,666      22,76,386      9,44,666      15,65,506
      ======================================================================================================================
      Weighted average exercise price                    US$ 73.68     US$ 86.67      US$ 73.68     US$ 86.67      US$ 90.98
      ----------------------------------------------------------------------------------------------------------------------
                                                        (Rs. 3,547)   (Rs. 4,046)    (Rs. 3,547)   (Rs. 4,046)    (Rs. 4,236)
      ======================================================================================================================

      1999 Stock Option Plan ("the 1999 Plan")

      In fiscal 2000, the company instituted the 1999 Plan. The shareholders and the board of directors approved the plan in June 1999, which provides for the issue of 66,00,000 equity shares to the employees. The compensation committee administers the 1999 Plan. Options will be issued to employees at an exercise price that is not less than the fair market value.

      Fair market value is the closing price of the company's shares in the stock exchange, where there is the highest trading volume on a given date and if the shares are not traded on that day, the closing price on the next trading day.

      Under the 1999 Plan, options may be issued to employees at exercise prices that are less than the fair market value only if specifically approved by the members of the company in a general meeting. No approval has been sought to date in this regard.

      ---------------------------------------------------------------------------------------------------------------------
                                                            Quarter ended              Nine months ended         Year ended
      Number of options granted,                              December 31,                December 31,            March 31,
      exercised and forfeited                                 2001          2000           2001          2000          2001
      ---------------------------------------------------------------------------------------------------------------------
      Options granted, beginning of period/year          41,41,060     18,83,000      27,93,980     10,06,800     10,06,800
      Granted during the period/year                      5,26,780      1,78,200      19,79,600     11,32,300     19,57,830
      Exercised during the period/year                         (30)         (500)           (30)         (500)       (1,200)
      Forfeited during the period/year                     (27,295)      (48,700)     (1,33,035)    (1,26,600)    (1,69,450)
      ----------------------------------------------------------------------------------------------------------------------
      Options granted, end of period/year                46,40,515     20,12,000      46,40,515     20,12,000     27,93,980
      =====================================================================================================================
      Weighted average exercise price                    Rs. 4,511     Rs. 5,512      Rs. 4,511     Rs. 5,512     Rs. 5,572
      ---------------------------------------------------------------------------------------------------------------------


      The aggregate options outstanding and considered for dilution as at December 31, 2001 are 57,78,708 (as at December 31, 2000 - 24,84,333
      options and as at March 31, 2001-- 35,76,733 options).

      1.2.7 Loans and advances

      Deposits with financial institutions and a body corporate comprise:

                                                                                                                 in Rs.
      -----------------------------------------------------------------------------------------------------------------
                                                               As at December 31,   As at December 31,  As at March 31,
                                                                            2001                 2000              2001
      -----------------------------------------------------------------------------------------------------------------
      Deposits with financial institutions:
        Housing Development Finance Corporation Limited            101,10,22,147          51,14,87,343     50,87,03,015
        ICICI Limited                                               54,82,20,744          50,91,88,495     50,87,01,373
        IDBI Limited                                                           -                     -     40,35,30,424
      Deposits with body corporate:
        GE Capital Services India Limited                          100,87,12,672          50,60,89,326     50,58,17,345
      -----------------------------------------------------------------------------------------------------------------
                                                                   256,79,55,563         152,67,65,164    192,67,52,157
      =================================================================================================================

      The above amounts include interest accrued but not due amounting to Rs. 2,79,55,563 (the nine months ended December 31, 2000 - Rs. 2,67,65,164 and the year ended March 31, 2001 - Rs. 2,67,52,157).

      The financial institutions and the body corporate have superior credit ratings from a premier credit rating agency in the country.

      Mr. Deepak M Satwalekar, Director, is also Director of HDFC. Mr. N R Narayana Murthy, Chairman and CEO, and Prof. Marti G. Subrahmanyam, Director, are also directors in ICICI Limited. Except as directors in these financial institutions, these persons have no direct interest in these transactions.

      1.2.8 Pro-forma disclosures relating to the Employee Stock Option Plans ("ESOPs")

      The company's 1994 stock option plan was established prior to the SEBI guidelines on stock options.

      Had the stock compensation costs for this stock option plan been determined as per the guidelines issued by SEBI, the company's reported net profit would have been reduced to the pro forma amounts indicated below.

                                                                                                      in Rs.
      -------------------------------------------------------------------------------------------------------
                                          Quarter ended                 Nine months ended         Year ended
                                            December 31,                    December 31,            March 31,
                                        2001            2000             2001            2000            2001
      -------------------------------------------------------------------------------------------------------
      Net profit:

      - As reported            206,03,97,596   166,33,07,490    597,62,81,056   447,13,92,818   628,81,36,341
      - Adjusted pro forma     200,11,18,251   160,39,26,704    579,86,31,160   429,74,13,557   605,55,42,584
      -------------------------------------------------------------------------------------------------------


      1.2.9 Aggregate expenses

      Following are the aggregate amounts incurred on certain specific expenses that are required to be disclosed under schedule VI to the Companies Act, 1956 :


                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
                                                             Quarter ended                 Nine months ended             Year ended
                                                   December 31,     December 31,   December 31,         December 31,      March 31,
                                                          2001            2000             2001                2000            2001
-----------------------------------------------------------------------------------------------------------------------------------
Salaries and bonus including overseas
  staff expenses                                 280,35,31,474   190,82,17,051     804,27,31,442      484,08,10,298   684,32,51,596
Contribution to provident and other funds          7,36,00,258     8,82,04,890     21,58,74,110        25,75,56,485    33,45,76,308
Foreign travel expenses                           32,22,53,338    44,02,57,051     98,69,02,812       110,14,10,530   147,22,11,655
Consumables                                        1,15,79,279     2,11,69,196      2,24,32,349         4,06,76,271     5,86,87,245
Cost of software packages for own use              9,01,37,994     8,11,32,780     26,14,98,805        27,91,17,606    31,85,81,751
Cost of software packages for service
 delivery to clients                               1,52,51,994     2,45,17,799      7,57,07,441         3,78,29,076     5,70,13,753
Computer maintenance                               2,01,51,878     2,00,03,268      4,91,94,323         4,71,14,556     7,19,42,078
Communication expenses                             8,04,54,269    11,01,43,134     28,86,61,567        20,96,26,522    31,52,55,986
Consultancy charges                                1,16,90,490     2,71,97,534      5,43,08,424         5,70,53,217     9,19,25,609
Provision for post-sales client support            (4,02,052)      1,06,07,014      1,01,06,810         1,86,55,572     1,83,20,669
Traveling and conveyance                           4,59,09,919     5,03,33,615     14,41,07,138        12,73,73,079    18,40,64,822
Rent                                               6,11,33,988     4,48,41,073     18,14,56,826        11,43,78,110    16,94,82,708
Telephone charges                                  3,11,78,364     3,68,91,306     11,40,21,656        10,19,81,069    14,02,60,363
Professional charges                               5,59,29,282     5,05,13,391     14,18,33,270        11,47,21,141    20,40,21,385
Printing and stationery                            1,14,07,182     1,15,13,158      5,30,31,065         4,76,37,455     6,25,54,206
Advertisements                                       72,16,099     1,37,18,952      2,16,87,812         4,25,94,491     6,30,77,831
Office maintenance                                 3,76,00,151     2,93,12,737     10,46,51,523         8,60,34,491    12,84,32,642
Repairs to building                                1,28,65,632     1,11,35,584      5,06,90,746         2,52,18,521     3,95,22,458
Repairs to plant and machinery                       58,18,703       82,15,361      1,85,15,571         1,55,99,302     2,26,54,171
Power and fuel                                     4,69,80,962     3,35,13,263     14,09,33,424         7,93,39,269    11,78,45,258
Brand building                                     2,52,95,458     2,47,18,294     10,19,45,833         7,48,95,563    10,52,01,392
Insurance charges                                  1,46,54,203     1,07,21,154      3,96,82,943         2,32,87,345     5,17,55,298
Rates and taxes                                    1,40,53,989        7,42,710      3,33,00,325         1,05,85,709     1,82,17,524
Commission charges                                 4,11,71,575       33,82,901      6,12,55,217         1,24,08,622     1,79,03,784
Donations                                            84,22,889     1,49,59,500      4,82,72,214         4,77,68,563     7,21,92,883
Auditor's remuneration
   - audit fees                                       5,37,500        4,45,500        16,12,500           13,38,750       17,85,000
   - certification charges                                  --              --               --                  --        2,00,000
   - out-of-pocket expenses                             50,000          50,000         1,50,000            1,50,000        2,00,000
Bad loans and advances written off                          --          11,891               --              11,891           4,141
Bad debts written off                                       --              --               --           27,70,254       27,70,254
Provision for bad and doubtful debts               2,76,84,253     7,26,85,587     13,23,69,927        12,18,80,048    19,27,45,549
Provision for doubtful loans and advances                   --              --         5,71,148              (1,412)       7,10,404
Bank charges and commission                           4,59,401       33,25,944        17,91,900           42,50,287       59,39,483
Commission to non-whole time directors               24,00,000       15,00,000        72,00,000           45,00,000       59,22,049
Postage and courier                                  76,52,114       56,07,009      2,70,16,826         1,52,13,860     2,27,86,459
Books and periodicals                                28,51,343       32,48,425        87,09,452         1,21,62,970     1,69,10,978
Research grants                                      25,00,000       25,00,000        75,00,000           75,00,000     1,00,00,000
Freight charges                                      17,22,183       21,33,762        38,37,545           43,63,988       55,72,484
Professional membership and seminar
    participation fees                               68,26,016       61,63,223      1,58,56,018         1,52,15,381     2,17,10,613
Marketing expenses                                 1,19,11,154       98,00,148      3,84,01,106         3,26,51,683     4,26,87,545
Sales promotion expenses                             15,29,172       48,36,888        36,94,182           54,48,790       70,16,656
Transaction processing fee and filing fees         1,72,72,533       29,68,134      4,01,64,910           59,32,979     1,52,76,339
Other miscellaneous expenses                         23,03,270       48,76,857      1,41,20,218         2,47,26,235     2,60,46,292
-----------------------------------------------------------------------------------------------------------------------------------
                                                 393,35,86,257   319,61,16,084   1156,57,99,378       807,17,88,567  1135,72,37,621
===================================================================================================================================

      1.2.10 Segment reporting

      The company's operations predominantly relate to providing Information Technology ( "IT" ) services to customers operating in various industry segments. Accordingly, IT service revenues represented along industry classes comprise the primary basis of segmental information set out below. The secondary segmental is geographical, determined based on the location of the customer who is invoiced or in relation to which the revenue is otherwise recognized. Fixed assets used in the company's business or liabilities contracted have not been identified to any of the reportable segments, as the fixed assets and services are used interchangeably between segments. The company believes that it is currently not practical to provide segment disclosures relating to total assets and liabilities since a meaningful segregation of the available data is onerous.

                                                                                                                            in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
Quarter ended December 31, 2001    Financial services   Manufacturing         Telecom         Retail        Others          Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                226,20,45,266   104,75,85,215   100,06,69,011   89,83,62,668  139,93,95,765   660,80,57,925
Identifiable operating expenses          88,69,28,977    45,15,97,293    25,80,69,122   24,41,14,216   44,57,63,049   228,64,72,657
Allocated expenses                       57,38,64,655    25,87,01,439    24,71,15,470   22,18,50,892   34,55,81,144   164,71,13,600
                                        -------------------------------------------------------------------------------------------
Segmental operating income               80,12,51,634    33,72,86,483    49,54,84,419   43,23,97,560   60,80,51,572   267,44,71,668
Unallocable expenses                                                                                                   41,33,27,825
Operating income                                                                                                      226,11,43,843
Other income (expense), net                                                                                            14,92,53,753
Net profit before taxes                                                                                               241,03,97,596
Income taxes                                                                                                           35,00,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                206,03,97,596
===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
Quarter ended December 31, 2000    Financial services   Manufacturing         Telecom         Retail         Others          Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                196,56,70,450    89,69,04,276    95,06,11,119   46,72,49,533  109,02,48,911   537,06,84,289
Identifiable operating expenses          64,95,80,074    36,28,28,425    25,92,61,153   14,73,49,507   33,05,83,802   174,96,02,961
Allocated expenses                       54,49,68,088    23,74,73,219    25,16,93,172   12,37,13,593   28,86,65,051   144,65,13,123
                                        -------------------------------------------------------------------------------------------
Segmental operating income               77,11,22,288    29,66,02,632    43,96,56,794   19,61,86,433   47,10,00,058   217,45,68,205
Unallocable expenses                                                                                                   46,09,92,680
Operating income                                                                                                      171,35,75,525
Other income (expense), net                                                                                            14,47,31,965
Net profit before taxes                                                                                               185,83,07,490
Income taxes                                                                                                           19,50,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                166,33,07,490
===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
Nine months ended
  December 31, 2001                Financial services   Manufacturing        Telecom         Retail          Others           Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                700,22,62,077   328,99,65,733   301,73,41,639  232,63,11,817  359,86,91,043  1923,45,72,309
Identifiable operating expenses         256,72,86,450   136,78,29,242    78,74,06,362   63,19,60,880  125,02,33,939   660,47,16,873
Allocated expenses                      185,48,11,037    83,72,77,894    76,77,10,017   58,95,32,406   91,17,51,151   496,10,82,505
                                        -------------------------------------------------------------------------------------------
Segmental operating income              258,01,64,590   108,48,58,597   146,22,25,260  110,48,18,531  143,67,05,953   766,87,72,931
Unallocable expenses                                                                                                  115,82,69,242
Operating income                                                                                                      651,05,03,689
Other income (expense), net                                                                                            43,07,77,367
Net profit before taxes                                                                                               694,12,81,056
Income taxes                                                                                                           96,50,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                597,62,81,056
===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
Nine months ended
  December 31, 2000                Financial services   Manufacturing         Telecom         Retail         Others           Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                452,31,93,381   238,50,76,617   247,37,67,456  110,39,54,549  290,09,50,212  1338,69,42,215
Identifiable operating expenses         160,79,27,274    90,20,80,564    65,71,32,600   40,33,12,389   90,66,43,854   447,70,96,681
Allocated expenses                      124,20,47,410    63,23,82,782    65,78,67,058   29,21,57,823   77,02,36,813   359,46,91,886
                                        -------------------------------------------------------------------------------------------
Segmental operating income              167,32,18,697    85,06,13,271   115,87,67,798   40,84,84,337  122,40,69,545   531,51,53,648
Unallocable expenses                                                                                                   88,07,31,944
Operating income                                                                                                      443,44,21,704
Other income (expense), net                                                                                            49,16,27,114
Net profit before taxes                                                                                               492,60,48,818
Income taxes                                                                                                           50,96,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                441,64,48,818
===================================================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
Year ended March 31, 2001          Financial services   Manufacturing         Telecom         Retail         Others          Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                640,77,55,042   338,84,20,263   350,11,16,331  172,86,39,345  397,97,27,826  1900,56,58,807
Identifiable operating expenses         225,87,90,591   130,66,14,108    88,39,38,378   54,74,24,303  120,92,12,385   620,59,79,765
Allocated expenses                      177,68,81,844    90,69,15,538    93,89,68,074   46,30,82,749  106,54,09,651   515,12,57,856
                                        -------------------------------------------------------------------------------------------
Segmental operating income              237,20,82,607   117,48,90,617   167,82,09,879   71,81,32,293  170,51,05,790   764,84,21,186
Unallocable expenses                                                                                                  128,18,43,760
Operating income                                                                                                      636,65,77,426
Other income (expense), net                                                                                            59,37,14,915
Net profit before taxes                                                                                               696,02,92,341
Income taxes                                                                                                           72,71,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                623,31,92,341
===================================================================================================================================


      Geographic segments

                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
Quarter ended December 31, 2001         North America             Europe             India   Rest of the World                Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                468,49,88,158      128,38,66,686      12,45,42,488        51,46,60,593        660,80,57,925
Identifiable operating expenses         164,19,13,038       45,18,85,229        468,64,905        14,58,09,485        228,64,72,657
Allocated expenses                      117,41,03,279       32,17,49,391        270,93,923        12,41,67,007        164,71,13,600
                                        -------------------------------------------------------------------------------------------
Segmental operating income              186,89,71,841       51,02,32,066       5,05,83,660        24,46,84,101        267,44,71,668
Unallocable expenses                                                                                                   41,33,27,825
Operating income                                                                                                      226,11,43,843
Other income (expense), net                                                                                            14,92,53,753
Net profit before taxes                                                                                               241,03,97,596
Income taxes                                                                                                           35,00,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                206,03,97,596
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Quarter ended December 31, 2000         North America             Europe             India   Rest of the World                Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                395,34,56,605      101,08,71,777       7,82,82,900        32,80,73,007        537,06,84,289
Identifiable operating expenses         125,52,72,510       36,33,39,515       1,76,06,878        11,33,84,058        174,96,02,961
Allocated expenses                      105,38,56,826       26,94,63,973       3,01,19,876         9,30,72,448        144,65,13,124
                                        -------------------------------------------------------------------------------------------
Segmental operating income              164,43,27,269       37,80,68,289       3,05,56,146        12,16,16,501        217,45,68,205
Unallocable expenses                                                                                                   46,09,92,680
Operating income                                                                                                      171,35,75,525
Other income (expense), net                                                                                            14,47,31,965
Net profit before taxes                                                                                               185,83,07,490
Income taxes                                                                                                           19,50,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                166,33,07,490
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Nine months ended December 31, 2001     North America            Europe              India   Rest of the World                Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                               1373,09,71,866      372,67,15,240      40,53,05,386       137,15,79,817       1923,45,72,309
Identifiable operating expenses         467,32,28,283      134,32,83,275      14,45,63,101        44,36,42,214        660,47,16,873
Allocated expenses                      353,31,48,305       95,92,38,451      12,23,57,859        34,63,37,890        496,10,82,505
                                        -------------------------------------------------------------------------------------------
Segmental operating income              552,45,95,278      142,41,93,514      13,83,84,426        58,15,99,713        766,87,72,931
Unallocable expenses                                                                                                  115,82,69,242
Operating income                                                                                                      651,05,03,689
Other income (expense), net                                                                                            43,07,77,367
Net profit before taxes                                                                                               694,12,81,056
Income taxes                                                                                                           96,50,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                597,62,81,056
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Nine months ended December 31, 2000     North America            Europe              India   Rest of the World                Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                                994,53,71,891      243,02,61,946      17,13,76,490        83,99,31,888       1338,69,42,215
Identifiable operating expenses         325,39,17,167       88,07,14,953       5,33,72,696        28,90,91,865        447,70,96,681
Allocated expenses                      266,16,27,224       65,08,51,462       5,43,48,093        22,78,65,107        359,46,91,886
                                        -------------------------------------------------------------------------------------------
Segmental operating income              402,98,27,500       89,86,95,531       6,36,55,701        32,29,74,916        531,51,53,648
Unallocable expenses                                                                                                   88,07,31,944
Operating income                                                                                                      443,44,21,704
Other income (expense), net                                                                                            49,16,27,114
Net profit before taxes                                                                                               492,60,48,818
Income taxes                                                                                                           50,96,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                441,64,48,818
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
Year ended March 31, 2001               North America            Europe              India   Rest of the World                Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenues                               1396,90,84,594      358,05,91,607       26,53,92,386      119,05,90,220       1900,56,58,807
Identifiable operating expenses         443,71,64,129      125,44,88,260        8,95,83,246       42,47,44,130        620,59,79,765
Allocated expenses                      377,03,71,740       96,78,27,796        8,59,85,652       32,70,72,668        515,12,57,856
                                        -------------------------------------------------------------------------------------------
Segmental operating income              576,15,48,725      135,82,75,551        8,98,23,488       43,87,73,422        764,84,21,186
Unallocable expenses                                                                                                  128,18,43,760
Operating income                                                                                                      636,65,77,426
Other income (expense), net                                                                                            59,37,14,915
Net profit before taxes                                                                                               696,02,92,341
Income taxes                                                                                                           72,71,00,000
-----------------------------------------------------------------------------------------------------------------------------------
Net profit after taxes                                                                                                623,31,92,341
===================================================================================================================================


      1.2.11 Related party transactions

      The company entered into related party transactions during the nine months ended December 31, 2001 with Yantra Corporation, USA, the subsidiary of the company, and key management personnel.

      The transactions with Yantra Corporation comprise sales of Rs. 4,15,10,478 during the nine months ended December 31, 2001 (the nine months ended December 31, 2000 -- Rs. 15,76,72,000 and the year ended March 31, 2001 - Rs. 19,64,85,967). The outstanding dues from the subsidiary as at December 31, 2001 are Rs. 41,68,924 (as at December 31, 2000 - Rs. 1,87,57,679 and
      as at March 31, 2001 - Rs. 99,80,017).

      Key management personnel are non-director officers of the company, who have the authority and responsibility for planning, directing and controlling the activities of the company. The loans and advances receivable from non-director officers as at December 31, 2001 are Rs. 2,24,31,923 (as at December 31, 2000 - Rs. 71,07,809 and as at March 31,
      2001 - Rs. 1,05,74,738).

      1.2.12 Reconciliation of basic and diluted shares used in computing earnings per share


      -------------------------------------------------------------------------------------------------------
                                                  Quarter ended              Nine months ended     Year ended
                                                   December 31,                December 31,         March 31,
                                                 2001          2000          2001          2000          2001
      -------------------------------------------------------------------------------------------------------
      Number of shares considered as
         basic weighted average
         shares outstanding               6,61,64,388   6,61,51,724   6,61,61,389   6,61,51,377   6,61,52,131
      Add: Effect of dilutive issues of
         shares/stock options                2,63,531      7,44,152      3,42,345      7,92,955      2,06,180
      -------------------------------------------------------------------------------------------------------
      Number of shares considered as
         weighted average shares and
         potential shares outstanding     6,64,27,919   6,68,95,876   6,65,03,734   6,69,44,332   6,63,58,311
      -------------------------------------------------------------------------------------------------------

Statement of cash flows
-------------------------------------------------------------------------------

                                                                                                                            in Rs.
----------------------------------------------------------------------------------------------------------------------------------
                                                         Quarter ended                      Nine months ended           Year ended
                                                           December 31,                        December 31,              March 31,
                                                      2001             2000              2001              2000               2001
----------------------------------------------------------------------------------------------------------------------------------
Cashflows from operating activities
Profit before tax                            241,03,97,596    185,83,07,490     694,12,81,056     492,60,48,818      696,02,92,341
Adjustments to reconcile profit
   before tax to cash provided
By operating activities

   (Profit)/Loss on sale of fixed assets            86,245        (8,41,217)        (1,16,517)        (7,87,388)         (9,17,890)
   Depreciation and amortization              41,33,27,825     33,01,92,680     115,82,69,242      74,99,31,944      112,89,45,152
   Interest income                           (12,36,22,062)   (10,82,08,984)    (35,95,66,627)    (27,26,13,143)     (38,46,83,890)
   Effect of Deferred Taxes                   (3,69,00,000)              --      (6,80,00,000)               --                 --
   Provisions on long-term investments                  --     13,08,00,000                --      13,08,00,000       15,28,98,608
   Income taxes paid during the
   period/year                               (25,29,84,506)   (31,31,33,686)   (104,13,89,285)    (63,56,65,477)     (85,18,05,440)
   Exchange differences on
   translation of foreign
   currency deposits                            (86,92,344)    (3,44,48,919)     (4,69,20,948)    (20,54,46,320)     (20,17,12,483)
Changes in current assets and liabilities
   Sundry debtors                             33,06,55,341    (60,90,55,865)     (8,16,07,447)   (167,78,43,358)    (166,19,21,164)
   Loans and advances                        (12,46,99,173)    (8,27,15,875)    (30,56,82,932)    (21,45,10,572)     (34,72,64,731)
   Current liabilities and provisions        (16,23,41,792)   ( 1,40,20,268)     29,65,02,811      74,39,94,931       60,92,54,409
----------------------------------------------------------------------------------------------------------------------------------
Net cash generated by
operating activities                         244,52,27,130    115,68,75,356     649,27,69,353     354,39,09,435      540,30,84,912
----------------------------------------------------------------------------------------------------------------------------------
Cashflows from financing activities
Proceeds on exercise of stock options          1,39,68,418        72,13,119       1,81,07,731         82,14,625        2,37,85,906
Dividends paid during the period/year,
   including Dividend Tax                    (54,68,18,327)   (20,17,61,670)   (109,36,15,164)    (42,20,05,883)     (42,20,05,883)
----------------------------------------------------------------------------------------------------------------------------------
Net cash used in financing activities        (53,28,49,909)   (19,45,48,551)   (107,55,07,433)    (41,37,91,258)     (39,82,19,977)
----------------------------------------------------------------------------------------------------------------------------------
Cashflows from investing activities
Purchases of fixed assets and
change in capital work-in-progress           (53,05,32,761)  (125,15,71,385)   (284,55,90,479)   (325,00,86,025)    (463,35,45,172)
Proceeds on disposal of fixed assets              9,02,894        18,31,825       1,12,26,321         20,69,586          22,73,671
Long-term investments in securities                     --     (3,67,46,692)    (10,32,68,000)    (26,63,64,960)     (26,63,64,960)
Interest income                               12,36,22,062     10,82,08,984      35,95,66,627      27,26,13,143       38,46,83,890
----------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities        (40,60,07,805)  (117,82,77,268)   (257,80,65,531)   (324,17,68,256)    (451,29,52,571)
----------------------------------------------------------------------------------------------------------------------------------
Effect of exchange differences on
   translation of foreign
   currency deposits                             86,92,344      3,44,48,919       4,69,20,948      20,54,46,320       20,17,12,483
----------------------------------------------------------------------------------------------------------------------------------
Net (decrease)/increase in cash and
   cash equivalents during the
   period/year                               151,50,61,760    (18,15,01,544)    288,61,17,337       9,37,96,241       69,36,24,847
Cash and cash equivalents
   at the beginning of the
   period/year                               714,84,18,019    535,90,35,380     577,73,62,442     508,37,37,595      508,37,37,595
----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents
   at the end of the period/year             866,34,79,779    517,75,33,836     866,34,79,779     517,75,33,836      577,73,62,442
===================================================================================================================================


      AUDITORS' CERTIFICATE TO THE MEMBERS OF INFOSYS TECHNOLOGIES LIMITED

We have examined the cash flow statement of Infosys Technologies Limited (the company) for the quarter and nine month periods ended December 31, 2001. The statement has been prepared by the company in accordance with the requirements of Clause 32 of the listing agreements entered into with Indian Stock Exchanges.



                                                        for Bharat S Raut & Co.
                                                          Chartered Accountants



Bangalore                                                    S Balasubrahmanyam
January 10, 2002                                                        Partner

Statement of cash flows

                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
                                                             Quarter ended                    Nine months ended          Year ended
                                                              December 31,                       December 31,             March 31,
                                                         2001              2000             2001              2000             2001

-----------------------------------------------------------------------------------------------------------------------------------
Income taxes paid during the period/year
Charge as per the
   Profit and Loss Account                       35,00,00,000      19,50,00,000     96,50,00,000      50,96,00,000     72,71,00,000
Add: Tax provided on Intellectual
   property rights transferred                             --                --               --       3,43,96,000      3,43,96,000
   Increase in advance income taxes              29,21,41,086      17,50,80,939    109,61,86,569      47,71,61,475     69,33,01,439
Less: Increase/(Decrease) in
    income tax provision                        (38,91,56,580)     (5,69,47,253)  (101,97,97,284)    (38,54,91,998)   (60,29,91,999)
-----------------------------------------------------------------------------------------------------------------------------------
                                                 25,29,84,506      31,31,33,686    104,13,89,285      63,56,65,477     85,18,05,440
===================================================================================================================================
Change in loans and advances during the period/year
As per the Balance Sheet                        634,58,66,530     355,39,12,507    634,58,66,530     355,39,12,507    430,27,93,623
Less: Deposits with financial
       institutions and body corporate,
       included in cash and
       cash equivalents                        (256,79,55,563)   (152,67,65,164)  (256,79,55,563)   (152,67,65,164)  (192,67,52,157)
      Advance income taxes
       separately considered                   (233,35,84,361)   (102,12,57,828)  (233,35,84,361)   (102,12,57,828)  (123,73,97,792)
                                               ------------------------------------------------------------------------------------
                                                144,43,26,606     100,58,89,515    144,43,26,606     100,58,89,515    113,86,43,674
Less: Opening balance considered               (131,96,27,433)    (92,31,73,640)  (113,86,43,674)    (79,13,78,943)   (79,13,78,943)
-----------------------------------------------------------------------------------------------------------------------------------
                                                 12,46,99,173       8,27,15,875     30,56,82,932      21,45,10,572     34,72,64,731
===================================================================================================================================
Change in current liabilities and provisions during the period/year
As per the Balance Sheet                        396,80,04,709     256,89,45,135    396,80,04,709     256,89,45,135    319,85,01,451
Add/Less: Provisions separately
          considered in the
          cash flow Statement:
     Income taxes                              (224,88,09,025)   (101,15,11,740)  (224,88,09,025)   (101,15,11,740)  (122,90,11,741)
     Dividends                                             --                --               --                --    (49,61,85,878)
     Dividend tax                                          --                --               --                --     (5,06,10,959)
                                               ------------------------------------------------------------------------------------
                                                171,91,95,684     155,74,33,395    171,91,95,684     155,74,33,395    142,26,92,873
Less: Opening balance considered               (188,15,37,476)   (157,14,53,663)  (142,26,92,873)    (81,34,38,464)   (81,34,38,464)
-----------------------------------------------------------------------------------------------------------------------------------
                                                (16,23,41,792)     (1,40,20,268)    29,65,02,811      74,39,94,931     60,92,54,409
===================================================================================================================================
Purchases of fixed assets and change in capital work-in-progress
As per the Balance Sheet                         62,80,70,336      69,62,40,707    228,76,11,865     221,85,33,772    349,66,44,427
Less: Opening Capital work-in-progress         (236,20,20,439)   (104,58,25,080)  (170,65,04,250)    (56,96,03,505)   (56,96,03,505)
Add: Closing Capital work-in-progress           226,44,82,864     160,11,55,758    226,44,82,864     160,11,55,758    170,65,04,250
-----------------------------------------------------------------------------------------------------------------------------------
                                                 53,05,32,761     125,15,71,385    284,55,90,479     325,00,86,025    463,35,45,172
===================================================================================================================================
Long-term investments in securities during the period/year
As per the Balance Sheet                         44,44,22,821      36,32,53,429     44,44,22,821      36,32,53,429     34,11,54,821
Add: Provisions on investments                             --      13,08,00,000               --      13,08,00,000     15,28,98,608
Less: Non-cash investment (see note below)                 --      (8,93,40,000)              --      (8,93,40,000)    (8,93,40,000)
                                               ------------------------------------------------------------------------------------
                                                 44,44,22,821      40,47,13,429     44,44,22,821      40,47,13,429     40,47,13,429
Less: Opening balance considered                (44,44,22,821)    (36,79,66,737)   (34,11,54,821)    (13,83,48,469)   (13,83,48,469)
-----------------------------------------------------------------------------------------------------------------------------------
                                                           --       3,67,46,692     10,32,68,000      26,63,64,960     26,63,64,960
===================================================================================================================================
Cash and cash equivalents at the end of the period/year
As per the Balance Sheet                        609,55,24,216     365,07,68,672    609,55,24,216     365,07,68,672    385,06,10,285
Add: Deposits with financial institutions
     and body corporate, included herein        256,79,55,563     152,67,65,164    256,79,55,563     152,67,65,164    192,67,52,157
-----------------------------------------------------------------------------------------------------------------------------------
                                                866,34,79,779     517,75,33,836    866,34,79,779     517,75,33,836    577,73,62,442
===================================================================================================================================


NOTES ON THE STATEMENT OF CASH FLOWS

Cash flows are reported using the indirect method, whereby profit before tax is adjusted for the effects of transactions of a non-cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from regular revenue generating, financing and investing activities of the company are segregated. Cash flows in foreign currencies are accounted at average monthly exchange rates that approximate the actual rates of exchange prevailing at the dates of the transactions.

The balance of cash and cash equivalents includes Rs 173,05,518 as at December 31, 2001 (as at December 31, 2000 - Rs. 70,05,983 and as at March 31, 2001 - Rs.
48,15,163) set aside for payment of dividends and accordingly is not otherwise available to the company.

During the year ended March 31, 2001, the company transferred intellectual property rights in OnScan - a web-based wireless enabled notification product, to OnMobile Systems, Inc., USA (formerly OnScan, Inc.) - a company incubated by Infosys. The product was transferred for a gross consideration of Rs 8,93,40,000 (approximately US$ 2,000,000) that was received as equity preferred convertible voting and non-voting stock in OnMobile Systems, Inc. Accordingly the transaction being non-cash has not been considered in the statement of cash flows, except for the related income taxes.

The previous year's/periods' figures have been recast/ restated, wherever necessary, to conform to the current periods' classifications.

At a glance - US GAAP
-------------------------------------------------------------------------------


                                                US $ in millions, except as otherwise stated
--------------------------------------------------------------------------------------------
                                          Quarter ended        Nine months ended  Year ended
                                           December 31,          December 31,      March 31,
                                         2001    2000          2001         2000        2001
--------------------------------------------------------------------------------------------
For the period
Revenues                              137.58   114.91        405.37      293.11      413.85
Operating income                       45.83    38.19        133.43       96.79      137.51
Net income                             41.65    34.01        122.18       93.62      131.95
Operating income
  as a percentage of total revenues    33.31%   33.24%        32.92%      33.02%      33.23%
Net income
  as a percentage of total revenues    30.27%   29.59%        30.14%      31.94%      31.88%
Basic earnings per share ($)            0.64     0.52          1.86        1.43        2.01
Cash dividend per equity share ($)        NA       NA          0.16        0.05        0.14
Capital investments                    14.60    30.26         59.98       71.40      101.24

At the end of the period
Total assets                                                 439.42      304.50      342.35
Property, plant and equipment - net                          150.66       97.93      119.77
Cash and cash equivalents                                    179.96      110.89      124.08
Working capital                                              229.70      156.94      176.18
Total debt                                                       --          --          --
Stockholders' equity                                         403.71      271.14      311.79
Common stock                                                   8.60        8.59        8.59
Market capitalization                                      5,581.98    8,067.67    5,783.15
-------------------------------------------------------------------------------------------

Note:

Market capitalization is calculated by considering the Indian market price for the shares outstanding at the period / year end.



                                    Revenues
                                (US $ in millions)

Year ended March 31, 2001                     413.85
Quarter ended December 31, 2000               114.91
Quarter ended December 31, 2001               137.58


                                Operating Income
                                (US $ in millions)

Year ended March 31, 2001                     137.51
Quarter ended December 31, 2000                38.19
Quarter ended December 31, 2001                45.83


                                Net Income
                                (US $ in millions)

Year ended March 31, 2001                       131.95
Quarter ended December 31, 2000                  34.01
Quarter ended December 31, 2001                  41.65


                                    FORM 6K
                             (From Page no. 19-48)

Shareholder information

1.  Listing on stock exchanges     Bangalore Stock Exchange Ltd. (BgSE)
                                   The Stock Exchange, Mumbai (BSE)
                                   National Stock Exchange of India Ltd. (NSE)
                                   NASDAQ National Market in the United States

2.  Registered office              Electronics City, Hosur Road, Bangalore -
                                     561 229, India
                                   Tel.: +91-80-852 0261, Fax: +91-80-852 0362
                                   Homepage: www.infy.com

3.  Stock market data relating to shares listed in India

    a. The company's market capitalization is included in the computation of the BSE-30 Sensitive Index (Sensex), the BSE Dollex and S&P CNX NIFTY Index.

    b. Monthly high and low quotations as well as the volume of shares traded at Mumbai, National and Bangalore Stock Exchanges for the quarter ended December 31, 2001 are:

                                BSE                             NSE                           BgSE
                    ---------------------------    -----------------------------     ----------------------
                    High      Low      Volume       High     Low        Volume       High     Low    Volume
                     Rs.      Rs.        Nos.       Rs.      Rs.         Nos.         Rs.     Rs.     Nos.
                    -----    -----  -----------    -----    -----    -----------     ----    ----    ------
October, 2001       3,100    2,156    95,35,320    3,098    2,158    1,51,74,621       --      --       --
November            4,109    2,802    71,27,238    4,190    2,802    1,31,19,365       --      --       --
December            4,685    3,762    72,01,508    4,675    3,732    1,26,97,481       --      --       --
                    -----    -----  -----------    -----    -----    -----------     ----    ----    ------
Total                               2,38,64,066                      4,09,91,467

% of volume traded to average
shares outstanding                        37.20%(*)                        63.98%(*)                    --(*)
                                    -----------                      -----------                     ------

(*) The number of shares outstanding is 6,40,70,030. The equity shares underlying the American Depositary Shares (ADSs) have been excluded for the purpose of this calculation.

4.  Par value of equity shares              Rs. 5 each fully paid-up

5.  Share transfers in physical form        Karvy Consultants Limited
    and other communication regarding       Registrars and Share Transfer Agents
    share certificates, dividends,          T.K.N. Complex, No. 51/2, Vanivilas Road, Opp. National College,
    change of address etc., in India        Basavanagudi, Bangalore - 560 004, India.
    may be addressed to                     Tel.: +91-80-662 1184/92/93, Fax: +91-80-662 1169
                                            E-mail: kumars@karvy.com

6.  Share transfer system

    Shares sent for physical transfer are generally registered and returned within a period of 10 days from the date of receipt, if the documents are clear in all respects. The share transfer committee of the company meets as often as required.

    The total number of shares transferred in physical form during the three-month period ended December 31, 2001 was 2,700 (quarter ended December 31, 2000 - 1,500). 100.00% of transfers (quarter ended December 31, 2000 - 100.00%) were completed within 10 days.

7.  Investors' services - complaints received during

                                                                 Quarter ended December 31,
                                                      --------------------------------------------------
                                                                2001                     2000
                                                      ------------------------    ----------------------
    Nature of complaints                              Received     Attended to    Received   Attended to
    --------------------                              --------     -----------    --------   -----------
    1.   Non-receipt of share certificates                 2             2            --          --
    2.   Non-receipt of bonus shares/split shares         --            --             1           1
    3.   Letters from Stock Exchanges, SEBI, etc.         --            --            --          --
    4.   Non-receipt of dividend                          62            62            21          21
                                                         ---           ---           ---         ---
                                                          64            64            22          22
                                                         ---           ---           ---         ---

    The company has attended to most of the investors' grievances/correspondence within a period of 10 days from the date of receipt of the same, during the quarter ended December 31, 2001 except in cases that are constrained by disputes or legal impediments.

8.  Legal proceedings

    There are some pending cases relating to disputes over title to shares, in which the company is made a party. However, these cases are not material in nature.

9.  Categories of shareholders as on December 31

                                                  2001                                        2000
                               -----------------------------------------    -----------------------------------------
                                                               No. of                                        No. of
                                  No. of        Voting         shares          No. of        Voting          shares
Category                       shareholders    strength(%)      held        shareholders   strength(%)        held
--------                       ------------    -----------   -----------    ------------   -----------    -----------
Individuals                        81,805         17.46      1,15,50,817        72,100         24.02      1,58,90,841
Companies                           2,938          1.02         6,74,037         3,139          2.24        14,80,588
FIIs                                  370         37.99      2,51,39,687           363         25.45      1,68,33,123
OCBs and NRIs                         732          0.67         4,42,285           594          0.73         4,85,473
Founders and their families            23         28.83      1,90,76,960            23         29.23      1,93,32,960
Mutual Funds, Banks, FIs              193          9.59        63,45,407           209         12.68        83,92,143
ITL Employee Welfare Trust              3          1.27         8,40,837             3          1.15         7,58,000
Shares in transit in NSDL              --            --               --             1          1.35         8,95,672
Equity shares underlying                1          3.17        20,99,217             1          3.15        20,83,267
American Depositary Shares*
---------------------------------------------------------------------------------------------------------------------
 Total                             86,065        100.00      6,61,69,247        76,439        100.00      6,61,52,567
---------------------------------------------------------------------------------------------------------------------

----------

*   Held by beneficial owners outside India.

10. Financial calendar (tentative and subject to change)
    Financial results for the year ending March 31, 2002          April 10, 2002
    Annual General Meeting for the year ending March 31, 2002          June 2002

11. Investors' correspondence in India                  Any queries relating to the financial statements
    may be addressed to:                                of the company may be addressed to:

    The Company Secretary,                              Mr. T.V. Mohandas Pai,
    Investors' Service Cell,                            Director (F&A) and CFO,
    Infosys Technologies Ltd., Electronics City,        Infosys Technologies Ltd., Electronics City,
    Hosur Road, Bangalore - 561 229, India.             Hosur Road, Bangalore - 561 229, India.
    Tel.: +91-80-852 0440, Fax: +91-80-852 0362         Tel.: +91-80-852 0396, Fax: +91-80-852 0362
    (E-mail: balakv@infy.com)                           (E-mail: mdpai@infy.com)

12. Reuters code

       - INFY.BO (BSE)      Bridge code - IN;INF (BSE)        Bloomberg code   - INFO IN (BSE)
       - INFY.NS (NSE)                  - IN;INFN (NSE)                        - NINFO IN (NSE)
       - INFY.O (NASDAQ)                - US;INFY (NASDAQ)

13. Stock market data relating to American Depositary Shares (ADSs)

    a.  ADS listed at                   NASDAQ National Market in the United States
    b.  Ratio of ADS to equity shares   2 ADS for one equity share
    c.  ADS symbol                      INFY

    d. The American Depositary Shares issued under the ADS program of the company were listed on the NASDAQ National Market in the United States on March 11, 1999. The monthly high and low quotations as well as the volume of ADSs traded at the NASDAQ National Market for the quarter ended December 31, 2001 are:

                                              High              Low          Volume
                                          -------------    -------------   ---------
                                            $      Rs.       $      Rs.       Nos.
                                          -----   -----    -----   -----   ---------
    October, 2001                         55.00   2,637    31.69   1,519   37,18,500
    November                              66.50   3,190    47.00   2,254   26,97,200
    December                              70.11   3,375    55.66   1,679   20,69,200
    --------------------------------------------------------------------------------
    Total                                                                  84,84,900
    --------------------------------------------------------------------------------
                                                                              202.09%*

% of volume traded to total float
* 2 ADS = 1 equity share
$ have been converted into Indian rupees at the monthly closing rates

e.  Investor correspondence in   P.R. Ganapathy
    the US may be addressed to   Investor Relations Officer
                                 Infosys Technologies Limited
                                 34760, Campus Drive, Fremont CA 94555, USA.
                                 Tel.: +1-510-742-3030, Mobile: +1-510-872-4412,
                                 Fax: +1-510-742-2930, E-mail: guns@infy.com

Ratio analysis as per Indian GAAP

                                                              Quarter ended        Nine months ended
                                                                December 31,          December 31,     Year ended
                                                              ----------------     -----------------    March 31,
                                                              2001       2000       2001       2000       2001
                                                             ------     ------     ------     ------   ----------
Ratios-Financial performance
Export revenue / total revenue(%)                             98.12      98.54      97.89      98.72      98.60
Domestic revenue / total revenue(%)                            1.88       1.46       2.11       1.28       1.40
Software development expenses / total revenue(%)              46.84      46.58      46.90      46.73      45.82
Gross profit / total revenue(%)                               53.16      53.42      53.10      53.27      54.18
Selling and marketing expenses / total revenue(%)              4.97       4.01       4.89       4.64       4.84
General and administration expenses / total revenue(%)         7.72       8.92       8.35       8.93       9.09
Selling, general & administration expenses /
  total revenue(%)                                            12.69      12.93      13.23      13.57      13.93
Employee costs / total revenue(%)                             43.54      37.17      42.94      38.08      37.77
Operating profit / total revenue(%)                           40.47      40.49      39.87      39.70      40.24
Operating profit after depreciation and interest /
  total revenue(%)                                            34.22      34.34      33.85      34.10      34.30
Depreciation / total revenue(%)                                6.25       6.15       6.02       5.60       5.94
Other income / total revenue(%)                                2.26       2.69       2.24       3.67       3.12
Profit before tax / total revenue(%)                          36.48      34.60      36.09      36.80      36.62
Tax / total revenue(%)                                         5.30       3.63       5.02       3.81       3.83
Tax / PBT(%)                                                  14.52      10.49      13.90      10.35      10.45
PAT from ordinary activities / total revenue(%)               31.18      30.97      31.07      32.99      32.80
PAT from ordinary activities / average net worth(%)(LTM)      48.54      52.17      48.54      52.17      56.08
ROCE (PBIT/Average capital employed)(%)(LTM)                  55.90      58.39      55.90      58.39      62.62
Return on invested capital(%)(LTM)                            82.14      97.22      82.14      97.22     105.67
Capital output ratio(LTM)                                      1.55       1.60       1.55       1.60       1.71
Invested capital output ratio(LTM)                             2.72       3.11       2.72       3.11       3.34
Ratios - Balance sheet
Debt-equity ratio                                                --         --         --         --         --
Debtors turnover (Days)(*)                                       44         62         44         62         58
Current ratio                                                  3.92       3.99       3.92       3.99       3.49
Cash and equivalents / total assets(%)                        44.43      41.06      44.43      41.06      41.57
Cash and equivalents / total revenue(%)(LTM)                  34.86      32.04      34.86      32.04      30.40
Depreciation/ average gross block(%)(LTM)                     22.71      25.42      22.71      25.42      24.67
Technology investment / total revenue(%)(LTM)                  5.47       6.45       5.47       6.45       7.67
Ratios - Year on Year Growth
Export revenue(%)                                                23        136         42        121        115
Total revenue(%)                                                 23        137         44        121        115
Operating profit(%)                                              23        122         44        116        125
Net profit (from ordinary activities)(%)                         24        125         35        121        118
EPS (from ordinary activities) growth(%)                         24        125         35        121        118
Per - share data (Period End)
Basic earnings per share from ordinary activities(Rs.)        31.14      25.14      90.33      66.76      94.23
Basic earnings per share (including extraordinary
  items)(Rs.)                                                 31.14      25.14      90.33      67.59      95.06
Cash earnings per share from ordinary activities(Rs.)         37.39      30.14     107.84      78.10     111.29
Cash earnings per share (including extraordinary
  items)(Rs.)                                                 37.39      30.14     107.84      78.93     112.12
Book value(Rs.)                                              294.71     190.64     294.71     190.64     210.05
Price / earning(LTM)                                          34.48      71.55      34.48      71.55      43.19
Price / cash earnings(LTM)                                    28.80      60.76      28.80      60.76      36.57
Price / book value                                            13.78      29.93      13.78      29.93      19.38
PE / EPS Growth(LTM)                                           1.45       0.57       0.99       0.59       0.37

(*)Annualized, net of Provisions.

LTM-Last twelve months

Infosys Technologies Limited
--------------------------------------------------------------------------------

United States

Addison
15305 Dallas Parkway,
Suite 210,
Addison, TX 75001
Tel: (972) 770 0450
Fax: (972) 770 0490

Bellevue
10900 NE 4th Street,
#2300,
Bellevue, WA 98004
Tel: (425) 990 1028
Fax: (425) 990 1029

Fremont
34760 Campus Drive
Fremont, CA 94555
Tel: (510) 742 3000
Fax: (510) 742 3090

Marietta
1950 Spectrum Circle,
#400 Marietta, GA 30067
Tel: (770) 857 4428
Fax: (770) 857 2258

Lake Forest
25341 Commercentre
Drive, Suite 150,
Lake Forest, CA 92630
Tel: (949) 455 9161
Fax: (949) 609 0694

Quincy
Two Adams Place, Quincy,
MA 02169
Tel: (781) 356 3100
Fax: (781) 356 3150

Troy
100 Liberty Center,
#200, West Big
Beaver, Troy, MI 48084
Tel: (248) 524 0320
Fax: (248) 524 0321

Phoenix
10851 N Black Canyon
Fwy, # 830,
Phoenix, AZ 85029
Tel: (602) 944 4855
Fax: (602) 944 4879

Lisle
2300 Cabot Drive,
Ste 250, Lisle, IL 60532
Tel: (630) 482 5000
Fax: (630) 505 9144

Berkeley Heights
Two Connell Drive,
Suite 4100,
Berkeley Heights,
NJ 07922
Tel: (908) 286 3100
Fax: (908) 286 3125

UK
11th Floor, Emerald House
15 Lansdowne Road
Croydon, CR0 2BX, Surrey
Tel: 44 20 8774 3300
Fax: 44 20 8686 6631

Argentina
Avda. Alicia Moreau de Justo
1848 - Piso 1 Of. 36
C1107AFN - Puerto Madero
Capital Federal,
Buenos Aires
Mobile: 54 11 4412 8010

Australia
Level 7, 505 St. Kilda Road
Melbourne, Victoria 3004
Tel: 61 3 9868 1607
Fax: 61 3 9868 1652

Level 4, 90 Mount Street
North Sydney NSW 2060
Tel: 61 2 9954 0036
Fax: 61 2 8904 1344

Belgium
Dreve Richelle 161,
Building N 1410 Waterloo,
Brussels
Tel: 322 352 8743
Fax: 322 352 8844

Canada
5140 Yonge Street
Suite 1400
Toronto, Ontario M2N 6L7
Tel: 416 224 7420
Fax: 416 224 7474

France
12 Avenue de l'Arche
Faubourg de l'Arche
92419 Courbevoie Cedex,
Paris
Tel: 331 4691 8454
Fax: 331 4691 8800

Germany
TOPAS 1
Mergenthalerallee 77,
65760 Eschborn/Frankfurt
Tel: 49 6196 9694 0
Fax: 49 6196 9694 200

Hong Kong
16F Cheung Kong Centre
2 Queen's Road Central
Central, Hong Kong
Tel: 852 2297 2231
Fax: 852 2297 0066

Japan
Kearny Place Akasaka, 2F
2-21-25, Akasaka,
Minato-Ku,
Tokyo 107-0052
Tel: 81 3 5545 3251
Fax: 81 3 5545 3252

Scandinavia
Stureplan 4C, 4tr
114 35, Stockholm, Sweden
Tel: 46 8 463 1112
Fax: 46 8 463 1114

Singapore
30, Raffles Place
#23-00 Caltex House
Singapore 048622
Tel: 65 233 6820
Fax: 65 233 6905

Switzerland
Dreikonigstrasse 31A
8002 Zurich
Tel: 41 1 208 3905
Fax: 41 1 208 3500

United Arab Emirates
Y-45, P.O. Box 8230
Sharjah Airport International
Free Zone (Saif Zone),
Sharjah
Tel: 971 6 5571 068
Fax: 971 6 5571 056

India

Bangalore
Electronics City
Hosur Road
Bangalore-561 229
Tel: (080) 8520261
Fax: (080) 8520362

Reddy Building
K-310, 1st Main
5th Block, Koramangala
Bangalore-560 095
Tel: (080) 5530392
Fax: (080) 5530391

Pavithra Complex
#1, 27th Main, 2nd Cross
1st Stage, BTM Layout
Bangalore-560 068
Tel: (080) 6681755
Fax: (080) 6680181

Infosys Towers
No. 27, Bannerghatta Road
3rd Phase, J. P. Nagar
Bangalore-560 076
Tel: (080) 6588668
Fax: (080) 6588676

Bhubaneswar
Plot No. E/4
Infocity, Chandaka
Bhubaneswar-751 024
Tel: (0674) 320001
Fax: (0674) 320100

Chennai
No. 138,
Old Mahabalipuram Road
Sholinganallur
Chennai-600 119
Tel: (044) 4509530/40
Fax: (044) 4500390

Hyderabad
Survey No. 210,
Manikonda Village,
Rajendranagar Mandal,
Lingampally, Rangareddy
(Dist)
Hyderabad-500 019
Tel :  (040) 3005222
Fax:  (040) 3005223

Kolkata
C/61, Bapuji Nagar
Regent Estate P.O.
Kolkata-92
Pager No. 9628-304450

Mangalore
Kottara Cross
Kuloor Ferry Road
Mangalore-575 006
Tel: (0824) 451485-88
Fax: (0824) 451504

Mohali (Chandigarh)
B 100,  Phase VIII
Industrial Area, SAS Nagar
Mohali-160 059
Tel: (0172) 257191/92/94
Fax: (0172) 254193

Mumbai
No. 85, Mittal Towers `C'
8th Floor, Nariman Point
Mumbai-400 021
Tel: (022) 2882911/14
Fax: (022) 2846489

Mysore
No.350,
Hebbal Electronics City,
Hootagalli, Mysore-571 186
Tel: (0821) 404101
Fax: (0821) 404200

New Delhi
K30, Green Park Main
Behind Green Park Market
New Delhi-110 066
Tel: (011) 6514829-30
Fax: (011) 6853366

Pune
Plot No. 1
Infotech Park MIDC
Hinjewadi, Taluka Mulshi
Pune-411 027
Tel: (020) 2932800-803
Fax: (020) 2932832

Bankers                    Visit Infosys at
ICICI Bank Ltd.            www.infy.com
Bank of America
                           Send e-mail to
Company Secretary          infosys@infy.com
V. Balakrishnan
                           Call us at

Auditors                   within the U.S.
Bharat S Raut and Co.      1-800-ITL INFO
Chartered Accountants
                           outside the U.S.
Independent auditors       91-80-8520261
(US GAAP)
KPMG

(C)2002 Infosys Technologies Limited, Bangalore, India.
Infosys acknowledges the proprietary rights in the trademarks and product names of other companies mentioned in this document.

52